Exhibit 10.11
Infrastrux Energy Services Group LP

January 30, 2007

TXU Electric Delivery Company

500 N. Akard Street

14th Floor

Dallas, Texas 75201

Attention: Chief Executive Officer

Re: Master Framework Agreement Dated June 24, 2006, as amended (“MFA”)

This letter follows up on discussions between TXU Electric Delivery Company (“TXU ED”) and InfrastruX Energy Services Group LP (“IES”) regarding the consequences under the MFA of union activities involving TXU ED personnel who will transfer to or otherwise be employed by IES or an IES affiliate. Capitalized terms used herein and not defined have the meanings given thereto in the MFA.

Specifically, this will confirm the understanding and agreement of IES and TXU ED that IES’ costs (including without limitation increased wages or benefits, reduced productivity, or any other measure of effort or loss) to perform MFA Services directly or indirectly arising out of

(i)	any such union activities, and/or

(ii)	the existence of a unionized workforce

(any such union activities and/or the existence of a unionized workforce, a “Union Event”)

in excess of costs reflected in the Oncor 2004 Base Case (“Incremental Costs”) will result in the Oncor 2004 Base Case not accurately reflecting a representative year under the MFA. Accordingly, any Material Change (including any material Incremental Costs) resulting from a Union Event shall be addressed through the Change Control Process.

In addition, TXU ED and IES further hereby agree that the reference to “January 30, 2007” in clause (a) of Section 1.3 shall be amended to read “March 31, 2007”.

Letter from InfrastruX Energy Services Group LP
to TXU Electric Delivery Company
January 30, 2007

Except as specifically amended and modified hereby, the MFA shall remain in full force and effect. This letter agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Texas, without giving effect to any choice or conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Texas.

Please execute below to confirm your agreement with the foregoing.

Very truly yours,

INFRASTRUX ENERGY SERVICES GROUP LP
By:	InfrastruX Energy GP, LLC, its general partner
By:	InfrastruX Group, Inc., its member
By:	/s/ Paul G. Smith
Name:	Paul G. Smith
Title:	Director

TXU ASSET SERVICE GROUP MANAGEMENT COMPANY, LLC, its general partner
By:	/s/ Rob D. Trimble
Name:	Rob D. Trimble
Title:	President & Chief Operating Officer

cc:    TXU Electric Delivery Company
 500 N. Akard Street
14th Floor
Dallas, Texas 75201
Attention: Chief Legal Officer

Letter from InfrastruX Energy Services Group LP
to TXU Electric Delivery Company
January 30, 2007

Acknowledged and Agreed by

TXU Electric Delivery Company

/s/ Rob D. Trimble____________________
Name: Rob D. Trimble
Title: President & Chief Operating Officer

Date: January 30, 2007